Exhibit 4.6

DISCOVER CARD EXECUTION NOTE TRUST
TRUST AGREEMENT
Dated as of ___, 2007
between
DISCOVER BANK,
as Beneficiary and
WILMINGTON TRUST COMPANY,
as Owner Trustee

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TABLE OF CONTENTS
(continued)

TABLE OF CONTENTS
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EXHIBITS

EXHIBIT A FORM OF TRUST CERTIFICATE	A-1
EXHIBIT B CERTIFICATE OF TRUST OF DISCOVER CARD EXECUTION NOTE TRUST	B-1
EXHIBIT C FORM OF TRUSTEE BANK’S LITIGATION CERTIFICATE	C-1

     TRUST AGREEMENT, dated as of ___ ___, 2007, between DISCOVER BANK, a Delaware banking corporation, as Beneficiary (“Discover Bank”), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as owner trustee (the “Owner Trustee”) for DISCOVER CARD EXECUTION NOTE TRUST (the “Note Issuance Trust”).
     WHEREAS, the parties desire to form the Note Issuance Trust as a Delaware statutory trust pursuant to the Delaware Statutory Trust Act;
     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
ARTICLE I.
DEFINITIONS
     Section 1.01 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
     (a) the terms defined in this Article have the meanings assigned to them in this Article I, and include the plural as well as the singular;
     (b) all other terms used herein which are defined in the Indenture either directly or by reference therein, have the meanings assigned to them therein;
     (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation;
     (d) all references in this Agreement to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;
     (e) in the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Agreement shall control; and
     (f) “including” and words of similar import will be deemed to be followed by “without limitation.”
     “Affiliate” is defined in the Indenture.
     “Agreement” means this Trust Agreement for the Discover Card Execution Note Trust, as the same may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.

     “Beneficial Interest” means the undivided beneficial interest of the Beneficiary in the assets of the Note Issuance Trust.
     “Beneficiary” means Discover Bank, as beneficial owner of the Note Issuance Trust, and each Permitted Affiliate Transferee under Section 10.02.
     “Beneficiary Trust Account” means the account established by the Owner Trustee in the name and on behalf of the Note Issuance Trust in accordance with Section 4.04.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions are required or permitted by law to be closed in the following jurisdictions: (v) New York, New York, (w) the County of New Castle, Delaware, (x) the city in which the Corporate Trust Office is located, (y) St. Paul, Minnesota or (z) the city in which the principal executive office of any Seller with respect to any Master Trust is located.
     “Certificate of Trust” means the Certificate of Trust of the Note Issuance Trust in the form attached hereto as Exhibit B which will be filed for the Note Issuance Trust pursuant to Section 3810(a) of the Delaware Statutory Trust Act.
     “Class” means, with respect to any Note, the Class specified in the applicable Indenture Supplement.
     “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.
     “Collateral Account Control Agreement” means the Collateral Account Control Agreement, to be dated as of the date of the first issuance of Notes by the Note Issuance Trust, between the Note Issuance Trust, the Indenture Trustee and U.S. Bank National Association as securities intermediary, substantially in the form set forth as Exhibit 4.16 to the Registration Statement, as the same may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.
     “Collateral Certificate Transfer Agreement” means the Collateral Certificate Transfer Agreement, to be dated as of the date of the first issuance of Notes by the Note Issuance Trust, between Discover Bank and the Note Issuance Trust, substantially in the form set forth as Exhibit 4.15 to the Registration Statement, as the same may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.
     “Corporate Trust Office” is defined in the Indenture.
     “Commission” is defined in the Indenture.
     “Delaware Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. §§ 3801, et seq., as amended from time to time, and any successor statute thereto.
     “Deliveries” is defined in Section 12.02.

     “Disqualification Event,” with respect to the Owner Trustee, means (a) the bankruptcy, insolvency or dissolution of the Owner Trustee, (b) the occurrence of the date of resignation of the Owner Trustee, as set forth in a notice of resignation given pursuant to Section 8.01, (c) the delivery to the Owner Trustee of the instrument of removal referred to in Section 8.01 (or, if such instrument specifies a later effective date of removal, the occurrence of such later date), or (d) failure of the Owner Trustee to qualify under the requirements of Section 8.03.
     “Fitch” is defined in the Indenture.
     “Governmental Authority” means any governmental department, commission, board, bureau, agency, court or other instrumentality of any nation, state, province, territory, commonwealth, municipality or other political subdivision thereof having jurisdiction over the Person in question.
     “Indemnified Person” is defined in Section 11.02.
     “Indenture” means the Indenture, to be dated as of the date of the first issuance of Notes by the Note Issuance Trust, between the Note Issuance Trust and the Indenture Trustee, in substantially the form set forth as Exhibit 4.7 to the Registration Statement, as the same may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, including by Indenture Supplement for the issuance of Series of Notes.
     “Indenture Supplement” is defined in the Indenture.
     “Indenture Trustee” means U.S. Bank National Association, not in its individual capacity but solely as Indenture Trustee under the Indenture, and each successor Indenture Trustee under such Indenture, or such other party identified as the Indenture Trustee within the Indenture.
     “Issuer Certificate” is defined in the Indenture.
     “Issuer Tax Opinion” is defined in the Indenture.
     “Master Trust” is defined in the Indenture.
     “Master Trust Tax Opinion” is defined in the Indenture.
     “Master Trust Trustee” is defined in the Indenture.
     “Material Adverse Effect” means, whenever used in this Agreement with respect to any Series, Class or Tranche of Notes with respect to any action, that such action will at the time of its occurrence (a) result in the occurrence of an Early Redemption Event or Event of Default (each as defined in the Indenture) relating to such Series, Class or Tranche of Notes, as applicable, (b) materially adversely affect the amount of funds available to be distributed to the Noteholders of any such Series, Class or Tranche of Notes pursuant to the Indenture or the timing of such distributions, or (c) materially adversely affect the security interest of the Indenture Trustee in the collateral securing the Notes, unless otherwise permitted by the Indenture.

     “Moody’s” is defined in the Indenture.
     “Note” is defined in the Indenture.
     “Note Rating Agency” is defined in the Indenture.
     “Noteholder” is defined in the Indenture.
     “Outstanding Dollar Principal Amount” is defined in the Indenture.
     “Owner Trustee” means Wilmington Trust Company, not in its individual capacity but solely as owner trustee under this Agreement (unless otherwise specified herein), and each successor trustee under Article VIII, in its capacity as owner trustee hereunder, and each co-trustee under and to the extent provided in Section 8.04, in its capacity as owner trustee hereunder.
     “Payment Date” is defined in the Indenture.
     “Person” means any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, business trust, statutory trust, unincorporated organization, government or any agency or political subdivision thereof, or other entity of similar nature.
     “Periodic Filing” means any filing or submission that the Note Issuance Trust is required to make with any federal, state or local authority or regulatory agency.
     “Permitted Affiliate Transferee” is defined in Section 10.02.
     “Pooling and Servicing Agreement” is defined in the Indenture.
     “Ratings Effect” is defined in the Indenture.
     “Registration Statement” means Amendment No. 1 to the Registration Statement on Form S-3 of Discover Bank as Depositor, Discover Card Master Trust I as the issuing entity of the collateral certificate and the Note Issuance Trust as the issuing entity of the Notes, Registration Statement Nos. 333-141703 and 333-141703- 01, as filed with the Commission on June [ ], 2007.
     “Regulation AB” means Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.
     “Secretary of State” means the Office of the Secretary of State of the State of Delaware.
     “Securities Act” means the Securities Act of 1933, as amended.

     “Securitization Transaction” means any issuance of new Notes of any Series, Class or Tranche pursuant to the Indenture and an Indenture Supplement, whether publicly offered or privately placed, rated or unrated.
     “Seller” means Discover Bank and its successors and assigns, and any other Seller designated in any applicable Pooling and Servicing Agreement or other applicable transfer or pooling agreement.
     “Series” means, with respect to any Note, the Series specified in the applicable Indenture Supplement.
     “Standard & Poor’s” is defined in the Indenture.
     “Terms Document” is defined in the Indenture.
     “Tranche” means, with respect to any Class of Notes, Notes of such Class which have identical terms, conditions and Tranche designation. Notes of a single Tranche may be issued on different dates.
     “Transaction Documents” means the Indenture, any Indenture Supplement thereto, any Terms Document thereto, the Collateral Certificate Transfer Agreement, the Collateral Account Control Agreement, the Trust Certificate, the Certificate of Trust and other documents delivered in connection herewith and therewith.
     “Trust” means the statutory trust created by this Agreement and the filing of the Certificate of Trust with the Secretary of State and continued hereby.
     “Trust Certificate” is defined in Section 10.01.
     “Trust Estate” is defined in Section 2.05.
     “Trustee Bank” means Wilmington Trust Company in its individual capacity, each bank appointed as successor Owner Trustee under Article VIII in its individual capacity and each bank appointed as co-trustee under and to the extent provided in Section 8.04 in its individual capacity.
     “UCC” means the Uniform Commercial Code as in effect in the State of Delaware and any other applicable jurisdiction.
ARTICLE II.
ORGANIZATION;
DECLARATION OF TRUST BY THE OWNER TRUSTEE
     Section 2.01 Formation of Trust; Name. The Note Issuance Trust is hereby formed, and is hereby named “Discover Card Execution Note Trust”, under which name the Owner Trustee or the Beneficiary may conduct any activities and business of the Note Issuance Trust contemplated hereby, execute contracts and other instruments on behalf of the Note Issuance Trust and sue and be sued on behalf of the Note Issuance Trust.
     Section 2.02 Transfer of Property to Trust; Initial Capital Contribution of Trust Estate. The Beneficiary hereby assigns, grants and transfers over to the Owner Trustee, as of the date hereof, $1.00. The Owner Trustee hereby acknowledges receipt in trust from the Beneficiary, as of the date hereof, of the foregoing contribution, which constitutes the initial Trust Estate.
     Section 2.03 Purposes and Powers; Trust To Operate as a Limited Purpose Entity.
     (a) The purpose of the Note Issuance Trust is to engage solely in a program of receiving transfers of assets comprising the Trust Estate, owning the Trust Estate, issuing Notes under the Indenture and related activities. Without limiting the generality of the foregoing, the Note Issuance Trust may and shall have the power and authority to:
          (i) accept transfers of any assets comprising all or a portion of the Trust Estate and hold the Trust Estate;
          (ii) from time to time, in connection with its issuance of Notes, to enter into the Indenture, any Indenture Supplement thereto, and any Terms Document thereto, and to grant a security interest in the Trust Estate and grant a security interest in collateral accounts, collections accounts, funding accounts, reserve accounts, payment accounts and other trust accounts established under the Indenture, in each case consistent with the direction of the Beneficiary;
          (iii) from time to time authorize and approve the issuance of, and issue, Series, Classes or Tranches of Notes pursuant to the Indenture without limitation to aggregate amounts, the terms of which shall be determined by the Beneficiary, together with any registration statements, underwriting or similar agreements, prospectuses, offering memoranda or other documents necessary to permit the offering and sale of such notes on terms and conditions approved by the Beneficiary or the qualification of the Indenture under applicable law;
          (iv) from time to time receive payments and proceeds with respect to the Trust Estate and the Indenture and either invest or distribute those payments and proceeds, in each case as required by the terms of this Agreement and the Indenture;
          (v) from time to time make deposits to and withdrawals from collateral accounts, collections accounts, funding accounts, reserve accounts, payment accounts and other trust accounts established under the Indenture;
          (vi) from time to time make and receive payments pursuant to derivative agreements, supplemental credit enhancement agreements and supplemental liquidity agreements;
          (vii) from time to time make payments on the Notes;
          (viii) from time to time accept transfers of additional collateral to be included in the Trust Estate;

          (ix) from time to time perform such obligations and exercise and enforce such rights and pursue such remedies as may be appropriate by virtue of the Note Issuance Trust being party to any of the agreements contemplated in clauses (i) through (viii) above;
          (x) execute, deliver and perform the Transaction Documents and all other documents, certificates and agreements necessary or incidental in connection therewith (including, without limitation, the documents listed in Section 2.03(b));
          (xi) issue the Trust Certificate to the Beneficiary in accordance with Section 10.01; and
          (xii) subject to compliance with the Transaction Documents, engage in such other related activities as may be required or convenient in connection with conservation of the Trust Estate and the making of payments to the Noteholders and distributions to the Beneficiary.
In connection with any of the foregoing, the Note Issuance Trust may (x) execute and deliver, and/or accept, such instruments, agreements, certificates, UCC financing statements and other documents, and create such security interests, as may be necessary or desirable in connection therewith, and (y) subject to the terms of this Agreement, take such other action as may be necessary or incidental to the foregoing.
     (b) The Note Issuance Trust, and each of the Beneficiary, on behalf of the Note Issuance Trust, and the Owner Trustee, on behalf of the Note Issuance Trust, are hereby authorized and shall have the power to execute and deliver from time to time loan agreements, underwriting agreements, terms agreements, selling agent agreements, purchase agreements, private placement agreements, dealer agreements, issuing and paying agency agreements, swap and other derivative agreements, including performance agreements, indentures, indenture supplements, liquidity facilities, terms documents, notes, security agreements, and other agreements and instruments as are consistent with the purposes of the Note Issuance Trust. Without limiting the generality of the foregoing, the Note Issuance Trust, and each of the Beneficiary, on behalf of the Note Issuance Trust, and the Owner Trustee, on behalf of the Note Issuance Trust, are specifically authorized to execute and deliver without any further act, vote or approval, and notwithstanding any other provision of this Agreement, the Delaware Statutory Trust Act or other applicable law, rule or regulation, agreements, documents or securities relating to the purposes of the Note Issuance Trust including:
          (i) the Transaction Documents and each Issuer Certificate;
          (ii) the Notes;
          (iii) each interest rate, basis or currency swap, cap, collar, guaranteed investment contract or other derivative agreement, including agreements related thereto, between the Note Issuance Trust and a counterparty to manage interest rate or currency risk relating to the Notes;
          (iv) the Trust Certificate;

          (v) any documents relating to listing securities on the Luxembourg Stock Exchange, the Irish Stock Exchange or another applicable exchange; and
          (vi) any other document necessary or desirable in connection with the fulfillment of the purposes of the Note Issuance Trust described in, and pursuant to, Section 2.03(a).
     The authorization set forth in the preceding sentence will not be deemed a restriction on the power and authority of the Beneficiary, on behalf of the Note Issuance Trust, and the Owner Trustee, on behalf of the Note Issuance Trust, to execute and deliver other agreements, documents, instruments and securities or to take other actions on behalf of the Note Issuance Trust in connection with the fulfillment of the purposes of the Note Issuance Trust described in, and pursuant to, Section 2.03(a).
     (c) Each of the Beneficiary, on behalf of the Note Issuance Trust, and the Owner Trustee, at the written direction of the Beneficiary and on behalf of the Note Issuance Trust, is hereby authorized and shall have the power to execute and file any Periodic Filings on behalf of the Note Issuance Trust.
     (d) Each of the Owner Trustee and the Beneficiary, on behalf of the Note Issuance Trust, is authorized to appoint calculation agents, notification agents and other agents (which may be the Beneficiary, the Owner Trustee, the Indenture Trustee or any affiliate thereof) to notify any Master Trust servicer or trustee of issuances of Notes, increases in any collateral certificate, and amounts due under or to be reallocated from or to the Notes, and to make any other determinations with respect to the application of funds under any indenture.
     (e) Each of the Owner Trustee and the Beneficiary will at all times maintain any books, records and accounts of the Note Issuance Trust separate and apart from those of any other Person, and each of the Beneficiary and the Owner Trustee will cause the Note Issuance Trust to hold itself out as being a Person separate and apart from any other Person.
     (f) The Note Issuance Trust will not engage in any business or own any assets unrelated to the purposes of the Note Issuance Trust.
     Section 2.04 Appointment of Owner Trustee. The Beneficiary hereby appoints Wilmington Trust Company as Owner Trustee of the Note Issuance Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and, to the extent not inconsistent with this Agreement, in the Delaware Statutory Trust Act.
     Section 2.05 Declaration of Trust. The Owner Trustee hereby declares that it will hold the contribution described in Section 2.02, and the other documents and assets described in Section 2.03, together with any payments, proceeds or income of any kind from such documents or assets or any other source and any other property transferred, assigned, set over, pledged or otherwise conveyed to, and held by, the Note Issuance Trust pursuant to this Agreement, the Indenture or any Assignment of Additional Assets thereunder (collectively, the “Trust Estate”), upon the trust set forth herein and for the sole use and benefit of the Beneficiary. It is the intention of the parties hereto that the Note Issuance Trust constitute a statutory trust under the Delaware Statutory Trust Act and that this Agreement constitute the governing instrument of such statutory trust. The parties hereto agree that they will take no action contrary to the foregoing intention. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and, to the extent not inconsistent herewith, in the Delaware Statutory Trust Act with respect to accomplishing the purposes of the Note Issuance Trust.
     Section 2.06 Title to Trust Estate. Title to all of the Trust Estate will be vested in the Note Issuance Trust as a separate legal entity until this Agreement terminates pursuant to Article VII; provided, however, that if the laws of any jurisdiction require that title to any part of the Trust Estate be vested in the trustees of a trust, then title to that part of the Trust Estate will be deemed to be vested in the Owner Trustee or any co-trustee or separate trustee, as the case may be, appointed pursuant to Article VIII.
     Section 2.07 Nature of Interest in the Trust Estate. The Beneficiary will not have any legal title to or right to possession of any part of the Trust Estate.
     Section 2.08 Continuation of Trust; Principal Office of Owner Trustee. The Owner Trustee will file the Certificate of Trust with the Secretary of State and will maintain the Owner Trustee’s principal office in the State of Delaware. Nothing herein, however, shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Note Issuance Trust only in Delaware or New York and payments will be made by the Note Issuance Trust only from Delaware or New York, unless otherwise specified with respect to any Collateral Certificates or Notes in the related Indenture Supplement or Terms Document. The Note Issuance Trust will be located in Delaware and administered in Delaware and New York.
     Section 2.09 Tax Matters. The parties hereto intend that, for income and franchise tax purposes, the Note Issuance Trust will be treated as a security device and disregarded as an entity and its assets shall be treated as owned in whole by the Beneficiary, and the parties hereto will file all their tax returns in a manner consistent with that intent unless otherwise required by a taxing authority. Except as otherwise expressly provided herein, any tax elections required or permitted to be made by the Note Issuance Trust under the Code or otherwise will be made by the Beneficiary. The Note Issuance Trust will not elect to be treated as a corporation for any tax purpose.
     Section 2.10 Fiscal Year. The fiscal year of the Note Issuance Trust will end on the last day of November of each year.
     Section 2.11 Closing. The transfer, assignment, set-over, pledge and conveyance of the Trust Estate and the initial issuance of Notes will take place on ___, 2007 at the offices of Latham & Watkins LLP, Sears Tower Suite 5800, 233 S. Wacker, Chicago, IL 60606.
     Section 2.12 Books and Records. The Beneficiary agrees to record and file, at its own expense, any financing statements (and amendments with respect to such financing statements when applicable) required to be filed with respect to the Trust Estate assigned by the Beneficiary pursuant to this Agreement, meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary under the applicable UCC to perfect the transfer, assignment, set-over, pledge and conveyance of the Trust Estate to the Note Issuance Trust, and to deliver a file-stamped copy of such financing statements or amendments or other evidence of such filings to the Note Issuance Trust (excluding such amendments, which shall be delivered promptly after filing).
     Section 2.13 Limitation on Liability of Beneficiaries and Others. Any Beneficiary and any director or officer or employee or agent of such Beneficiary may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. To the extent permitted by applicable law, any Beneficiary, in its capacity as such, shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability. The Beneficiary shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.
ARTICLE III.
REPRESENTATIONS AND
WARRANTIES OF THE BENEFICIARY
     Section 3.01 Representations and Warranties of the Beneficiary. The Beneficiary hereby represents and warrants to the Owner Trustee as of the date of this Agreement that:
     (a) The Beneficiary has been duly incorporated and is validly existing as a Delaware banking corporation, and has full corporate power and authority to execute and deliver this Agreement and any other documents related hereto to which it is a party and to perform the terms and provisions hereof and thereof.
     (b) The execution, delivery and performance of this Agreement by the Beneficiary and the consummation by the Beneficiary of the transactions provided for in this Agreement and in the other Transaction Documents to which the Beneficiary is a party have been duly authorized by all necessary corporate action, do not require any approval or consent of any governmental agency or authority, do not and will not conflict with any material provision of the Certificate of Incorporation or By-Laws of the Beneficiary, and do not and will not conflict with or result in a breach which would constitute a material default under, any agreement for borrowed money binding upon or applicable to it or such of its property that is material to it, or to the best of the Beneficiary’s knowledge, any law or governmental regulation or court decree applicable to it or such material property, and this Agreement and the other Transaction Documents to which the Beneficiary is a party are the valid, binding and enforceable obligations of the Beneficiary, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles.
     (c) To the best of the knowledge of the Beneficiary, there are no proceedings or investigations pending against the Beneficiary before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Beneficiary (i) asserting the invalidity of this Agreement or any of the Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this

Agreement or any of the Transaction Documents, (iii) seeking any determination or ruling which in the Beneficiary’s judgment would materially and adversely affect the performance by the Beneficiary of its obligations under this Agreement or the Transaction Documents, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Transaction Documents.
ARTICLE IV.
DISTRIBUTIONS OF FUNDS
     Section 4.01 Distribution of Funds. All funds received by the Note Issuance Trust to the extent not encumbered by the Indenture and otherwise available for distribution (or if encumbered by the Indenture, which have been released by the relevant parties benefiting from such encumbrance) will be distributed to the Beneficiary, including without limitation interest and earnings (net of losses and investment expenses) on funds on deposit in the Collections Account in accordance with Section 403(e) of the Indenture and funds specified to be payable to the Beneficiary under step (78) (Allocation of Series Finance Charge Amounts) of Section 3.01, Section 3.04(5) and Section 3.05(5) of the Indenture Supplement for the DiscoverSeries Notes.
     Section 4.02 Payments from Trust Estate Only. All payments to be made by the Note Issuance Trust under this Agreement will be made only from the income and the capital proceeds derived from the Trust Estate and only to the extent that the Note Issuance Trust will have received income or capital proceeds from the Trust Estate. The Beneficiary agrees that it will look solely to the income and capital proceeds derived from the Trust Estate (to the extent available for payment as herein provided) and that, except as specifically provided herein, the Owner Trustee will not be subject to any liability in its individual capacity under this Agreement to the Beneficiary or to any other Person.
     Section 4.03 Method of Payment. All amounts payable to the Beneficiary pursuant to this Agreement will be paid by the Owner Trustee on behalf of the Note Issuance Trust to the Beneficiary or a nominee therefor in such manner as the Beneficiary may from time to time designate in written instructions to the Owner Trustee. All funds received by the Owner Trustee on behalf of the Note Issuance Trust not later than 2:00 p.m. (New York City time) on a Business Day will be applied by the Owner Trustee on that Business Day. Funds received after that time will be applied on the next following Business Day.
     Section 4.04 Establishment of Account. The Beneficiary hereby authorizes the Owner Trustee to establish and maintain an account in the name and on behalf of the Note Issuance Trust, into which all funds received by the Owner Trustee on behalf of the Note Issuance Trust shall be deposited. Such account shall be designated the Beneficiary Trust Account.

ARTICLE V.
DUTIES OF THE OWNER TRUSTEE
     Section 5.01 Action Upon Instructions.
     (a) It is the intention of the Beneficiary that the powers and duties of the Owner Trustee are to be purely ministerial only. Accordingly, subject to Section 5.01(b) and 5.01(c) the Beneficiary will direct the Owner Trustee in the management of the Note Issuance Trust and the Trust Estate. Such direction shall be exercised at any time only by written instruction of the Beneficiary delivered to the Owner Trustee pursuant to this Article V. Notwithstanding any other provision of this Agreement, the Owner Trustee shall not take any action including but not limited to the execution of any documents, certificates or other instruments (other than the Transaction Documents and any documents, certificates or other instruments attached thereto or contemplated thereby), unless it receives written instructions from the Beneficiary.
     (b) The Owner Trustee will take such action or actions as may be specified in any instructions delivered in accordance with Section 5.01(a); provided, however, that the Owner Trustee will not be required to take any such action if the Trustee Bank will have been advised by counsel that such action (i) is contrary to the terms hereof or of any document contemplated hereby to which the Note Issuance Trust or the Owner Trustee is a party or is otherwise contrary to law, or (ii) is reasonably likely to result in liability on the part of the Trustee Bank, unless the Trustee Bank will have received additional indemnification or security satisfactory to the Trustee Bank from the Beneficiary against all costs, expenses and liabilities arising from the Owner Trustee’s taking such action.
     (c) The Beneficiary will not direct the Owner Trustee to take or refrain from taking any action contrary to this Agreement, nor will the Owner Trustee be obligated to follow any such direction.
     (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Transaction Document, or such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action to be adopted, the Owner Trustee will promptly give notice to the Beneficiary requesting written instructions as to the course of action to be adopted and, to the extent the Owner Trustee acts in good faith in accordance with such written instructions received from the Beneficiary, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee will not have received appropriate written instructions within 30 days of such notice (or within such shorter period of time as reasonably may be specified in such notice) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement, as it deems to be in the best interests of the Beneficiary, and will have no liability to any Person for such action or inaction.
     (e) The Owner Trustee will, subject to this Section 5.01, act in accordance with the instructions given to it by the Beneficiary pursuant to Section 5.01(a), and to the extent the

Owner Trustee acts in good faith in accordance with such instructions, the Owner Trustee will not be liable on account of such action to any Person.
     Section 5.02 No Duty to Act Under Certain Circumstances. Notwithstanding anything contained herein to the contrary, neither the Trustee Bank nor the Owner Trustee, except a Trustee Bank authorized as co-trustee, will be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action would (i) require the consent, approval, authorization or order of, the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Trustee Bank; or (iii) subject the Trustee Bank to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Trustee Bank or the Owner Trustee, as the case may be, contemplated hereby. The Owner Trustee shall be entitled to obtain advice of counsel (which advice shall be at the reasonable expense of the Beneficiary) to determine whether any action required to be taken pursuant to this Agreement results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence. In the event that said counsel advises the Owner Trustee that such action will result in such consequences, the Owner Trustee may, or if instructed to do so by the Beneficiary, shall, appoint an additional trustee pursuant to Section 8.04 hereof to proceed with such action.
     Section 5.03 No Duties Except Under Specified Agreements or Instructions.
     (a) The Owner Trustee will not have any duty or obligation to manage, control, use, make any payment in respect of, register, record, insure, inspect, sell, dispose of, create, maintain or perfect any security interest or title in or otherwise deal with any part of the Trust Estate, prepare, file or record any document or report (including any tax related filing for any holder of Notes), or to otherwise take or refrain from taking any action under, or in connection with, this Agreement, the Note Issuance Trust or any document contemplated hereby to which the Note Issuance Trust or the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in written instructions from the Beneficiary received pursuant to Section 5.01; and no implied duties or obligations will be read into this Agreement against the Owner Trustee. Unless otherwise directed by the Beneficiary in accordance with Section 5.01(a), the Owner Trustee shall have no obligation or duty to take any action the Note Issuance Trust is authorized and empowered to take pursuant to Section 2.03(a). The Trustee Bank nevertheless agrees that it will, in its individual capacity and at its own cost and expense, promptly take all action as may be necessary to discharge any lien, pledge, security interest or other encumbrance on any part of the Trust Estate which results from actions by or claims against the Trustee Bank not related to the Note Issuance Trust or the Owner Trustee’s ownership of any part of the Trust Estate.
     (b) The Owner Trustee agrees that it will not manage, control, use, lease, sell, dispose of or otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to, or the authority conferred upon, the Owner Trustee pursuant to this Agreement, or (ii) in accordance with the express terms hereof or with written instructions from the Beneficiary pursuant to Section 5.01. Unless otherwise directed by the Beneficiary in accordance with Section 5.01(a), the Owner Trustee shall not be required to perform any obligations or duties of the Note Issuance Trust under the Indenture, which duties and obligations shall be the sole responsibility of the Beneficiary.
     Section 5.04 Trust Operation. The operations of the Note Issuance Trust will be conducted in accordance with the following standards:
     (a) the Note Issuance Trust will conduct its own affairs in its own name through the Owner Trustee or the Beneficiary, or any agent appointed by either of them in accordance with this Agreement;
     (b) the Note Issuance Trust will not commingle its assets with those of the Beneficiary or any Affiliate of the Beneficiary;
     (c) the Note Issuance Trust will not own any asset or property other than the Trust Estate;
     (d) the Note Issuance Trust will have its own principal executive and administrative office or space through which its business is conducted (which, however, may be within the premises of and leased from the Beneficiary) separate from that of the Beneficiary;
     (e) the Note Issuance Trust will maintain books and records and bank accounts separate from those of any other person, except as contemplated by the Transaction Documents;
     (f) the Note Issuance Trust will pay its own liabilities out of its own funds;
     (g) the Note Issuance Trust will endeavor to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;
     (h) the Note Issuance Trust will not incur debt except in connection with the purposes set forth in Section 2.03 of this Agreement;
     (i) the Note Issuance Trust will maintain an “arms-length relationship” with the Beneficiary;
     (j) the Note Issuance Trust will use telephone numbers separate from those of the Beneficiary;
     (k) the Note Issuance Trust will not pledge its assets for the benefit of any other Person, except as contemplated under the Indenture;
     (l) the Note Issuance Trust will hold itself out as a separate legal entity and correct any known misunderstanding regarding its separate identity;
     (m) the Note Issuance Trust will not engage, directly or indirectly, in any business or purposes other than those set forth in Section 2.03 of this Agreement;

     (n) the Note Issuance Trust will not enter into any transactions with any other Person other than authorized under or incidental to the Transaction Documents (which authorized transactions include without limitation any transactions or agreements contemplated by Section 2.03(b) of this Agreement);
     (o) the Note Issuance Trust will not guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of others; and
     (p) the Note Issuance Trust will use stationery through which all business correspondence and communication are conducted separate from those of the Beneficiary, and any forms of checks used by the Note Issuance Trust or that will be used by the Note Issuance Trust shall identify the Note Issuance Trust as the payor thereunder.
     Section 5.05 Execution of Documents. The Owner Trustee will, at the written direction of the Beneficiary, execute and deliver on behalf of the Note Issuance Trust such instruments, agreements and certificates contemplated hereby to which the Note Issuance Trust is a party (such direction to be conclusively evidenced by the Owner Trustee’s execution and delivery of such documents to, and acceptance by, the Beneficiary). The Beneficiary hereby instructs the Owner Trustee to execute, on behalf of the Note Issuance Trust, the Transaction Documents to which the Note Issuance Trust is a party and any documents, certificates or other instruments attached thereto or contemplated thereby.
ARTICLE VI.
CONCERNING THE TRUSTEE BANK
     Section 6.01 Acceptance of Trust and Duties. The Trustee Bank accepts the trust hereby created and agrees to perform the same but only upon the terms of this Agreement. The Trustee Bank also agrees to disburse all moneys actually received by it constituting part of the Trust Estate in accordance with the terms of this Agreement. The Trustee Bank will not be answerable or accountable under any circumstances in its individual capacity, except (i) for its own willful misconduct, bad faith or gross negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.07, (iii) for the failure by the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of Section 5.03(a), or (iv) for taxes, fees or other charges on, based on or measured by, any fees, commissions or other compensation earned by the Trustee Bank for acting as trustee hereunder. In particular, but not by way of limitation:
     (a) The Trustee Bank will not be personally liable for any error of judgment made in good faith by an authorized officer of the Owner Trustee so long as the same will not constitute gross negligence, bad faith or willful misconduct;
     (b) The Trustee Bank will not be personally liable with respect to any action taken or omitted to be taken by the Owner Trustee in good faith in accordance with the instructions of the Beneficiary;
     (c) No provision of this Agreement or any Transaction Document will require the Trustee Bank to expend or risk its personal funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if the Trustee Bank will have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it, including such advances as the Trustee Bank may reasonably request;
     (d) Under no circumstance will the Trustee Bank be personally liable for the accuracy or performance of any representation, warranty, covenant, agreement or other obligation, including any indebtedness, of the Note Issuance Trust;
     (e) The Trustee Bank will not be personally responsible or liable for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Beneficiary or with respect to any agreement entered into by the Note Issuance Trust;
     (f) Under no circumstances will the Trustee Bank be personally responsible or liable for the action or inaction of the Beneficiary, nor will the Trustee Bank be responsible for monitoring the performance of the Beneficiary’s duties hereunder or of any other Person acting for or on behalf of the Note Issuance Trust;
     (g) In no event shall the Trustee Bank be personally liable for special, consequential or punitive damages unless such damages result from its willful misconduct, bad faith or gross negligence, for the acts or omissions of its nominees, correspondents, clearing agencies or securities depositories, for the acts or omissions of brokers or dealers, and for any losses due to forces beyond the control of the Trustee Bank, including strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services. The Trustee Bank shall have no responsibility for the accuracy of any information provided to the Beneficiary or any other Person that has been obtained from, or provided to the Trustee Bank by, any other Person unless the Trustee Bank has actual knowledge that such information is incorrect;
     (h) The Trustee Bank shall not be personally liable for the default or misconduct of the Indenture Trustee under any of the Transaction Documents or otherwise, and the Trustee Bank shall have no obligation or liability to perform the obligations of the Note Issuance Trust under this Agreement or the Transaction Documents, in each case that are required to be performed by the Indenture Trustee under the Indenture; and
     (i) The Trustee Bank shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Transaction Document, at the request, order or direction of the Beneficiary, unless the Beneficiary has offered to the Trustee Bank security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee Bank therein or thereby. The right of the Trustee Bank to perform any discretionary act enumerated in this Agreement or in any Transaction Document shall not be construed as a duty, and the Trustee Bank shall not be answerable for other than its gross negligence, bad faith or willful misconduct in the performance of any such act.

     Section 6.02 Furnishing of Documents. The Owner Trustee will furnish to the Beneficiary, within a reasonable time under the circumstances after receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee with respect to the Note Issuance Trust or the Trust Estate.
     Section 6.03 No Representations and Warranties as to the Trust Estate. The Owner Trustee makes no representation or warranty as to, and shall not be liable for, the title, value, condition, design, operation, merchantability or fitness for use of the Trust Estate (or any part thereof) or any other representation or warranty, express or implied, whatsoever with respect to the Trust Estate (or any part thereof) except that the Owner Trustee, in its individual capacity, hereby represents and warrants to the Beneficiary that it will comply with the last sentence of Section 5.03(a).
     Section 6.04 Signature of Periodic Filings. The Beneficiary will sign on behalf of the Note Issuance Trust any Periodic Filings of the Note Issuance Trust.
     Section 6.05 Reliance; Advice of Counsel. The Owner Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any entity as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes rely on an officer’s certificate of the relevant party as to such fact or matter, and such officer’s certificate will constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the Note Issuance Trust, the Owner Trustee may, at the expense of the Note Issuance Trust (i) execute the trust or any of the powers hereof and perform its powers and duties hereunder directly or through agents or attorneys, and the Owner Trustee will not be liable for the default or misconduct of any agent or attorney selected by the Owner Trustee with reasonable care; and (ii) consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it, and the Owner Trustee will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.
     Section 6.06 Not Acting in Individual Capacity. Except as provided in this Article VI, in accepting the trust hereunder the Trustee Bank acts solely as Owner Trustee hereunder and not in its individual capacity; and all Persons having any claim against the Note Issuance Trust or the Owner Trustee, whether by reason of the transactions contemplated by this Agreement or otherwise, will look only to the Trust Estate (or a part thereof, as the case may be) for payment or satisfaction thereof, except as specifically provided in this Article VI.

     Section 6.07 Representations and Warranties. The Trustee Bank, other than a Trustee Bank appointed as a co-trustee, hereby represents and warrants to the Beneficiary that:
     (a) The Trustee Bank is a Delaware banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. The Trustee Bank has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.
     (b) The Trustee Bank has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.
     (c) Neither the execution nor the delivery by it of this Agreement, the performance by it of its obligations under this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by the Trustee Bank with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on the Trustee Bank, or constitute any default under its charter documents or by-laws or any indenture, mortgage, lease, license, contract, agreement or instrument to which the Trustee Bank is a party or by which the Trustee Bank or any of the Trustee Bank’s properties may be bound.
     (d) The Trustee Bank complies with all of the requirements of Chapter 38, Title 12 of the Delaware Code relating to the qualification of a trustee of a Delaware statutory trust.
ARTICLE VII.
TERMINATION OF TRUST AGREEMENT
     Section 7.01 Termination of Trust Agreement.
     (a) The Note Issuance Trust shall dissolve upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Trust Estate in accordance with the Delaware Statutory Trust Act. Any money or other property held as part of the Trust Estate following such distribution shall be distributed to the Beneficiary. The bankruptcy, insolvency, receivership, conservatorship, dissolution, termination or incapacity of the Beneficiary shall not (x) operate to terminate this Agreement or the Note Issuance Trust, or (y) entitle the Beneficiary’s legal representatives to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Note Issuance Trust or Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.
     (b) The Beneficiary shall not be entitled to revoke or terminate the Note Issuance Trust.
     (c) Upon completion of the winding up of the Note Issuance Trust in accordance with the Delaware Statutory Trust Act, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Delaware Statutory Trust Act and thereupon the Note Issuance

Trust and this Agreement (other than Article XI) shall terminate; provided, however, that any terms of this Agreement that by their terms purport to survive such termination (including, without limitation, Sections 11.02, 12.04, 12.09 and 12.10), shall continue in full force and effect.
ARTICLE VIII.
SUCCESSOR OWNER TRUSTEES, CO-TRUSTEES
AND SEPARATE OWNER TRUSTEES
     Section 8.01 Resignation and Removal of the Owner Trustee; Appointment of Successors. The Owner Trustee may resign at any time without cause by giving at least thirty (30) days prior written notice to the Beneficiary. The Beneficiary may remove the Owner Trustee at any time without cause upon the delivery to the Owner Trustee of a written instrument of removal. No such removal or resignation shall become effective until a successor Owner Trustee, however appointed, becomes vested as Owner Trustee hereunder pursuant to Section 8.02. Upon the occurrence of a Disqualification Event with respect to the Owner Trustee, the Beneficiary shall remove the Owner Trustee and appoint a successor Owner Trustee by an instrument signed by the Beneficiary. If a successor Owner Trustee has not been appointed within 30 days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, the Owner Trustee or the Beneficiary may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor Owner Trustee has been appointed as above provided. Any successor Owner Trustee so appointed by such court will immediately and, except as provided in Section 8.02 below, without further act be superseded by any successor Owner Trustee appointed as above provided within one year from the date of the appointment by such court. The Beneficiary will notify the Note Rating Agencies promptly after the resignation or removal of the Owner Trustee and promptly after the appointment of a successor Owner Trustee.
     Section 8.02 Transfer Procedures. Any successor Owner Trustee, however appointed, will execute and deliver to the predecessor Owner Trustee an instrument accepting such appointment, and such other documents of transfer as may be necessary, and thereupon such successor Owner Trustee, without further act, will become vested with all the estates, properties, rights, powers, duties and trust of the predecessor Owner Trustee in the trust hereunder with like effect as if originally named an Owner Trustee herein and the predecessor Owner Trustee will be fully discharged of its duties and obligations to serve as Owner Trustee hereunder. The predecessor Owner Trustee shall promptly deliver to the successor Owner Trustee all documents, statements and monies held by it under this Agreement. The successor Owner Trustee shall promptly file an amendment to the Certificate of Trust with the Secretary of State identifying the name and principal place of business of such successor Owner Trustee in the State of Delaware.
     Section 8.03 Qualification of Owner Trustee. Any Owner Trustee will at all times (i) be a trust company or a banking corporation under the laws of its state of incorporation or a national banking association, having all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on a trust business in the State of Delaware, (ii) comply with Section 3807 (and any other applicable Section) of the Delaware Statutory Trust Act, (iii) have a combined capital and surplus of not less than $50,000,000 (or have its obligations and liabilities irrevocably and unconditionally guaranteed by an affiliated Person having a combined capital and surplus of at least $50,000,000) and (iv) have (or have a parent which has) a rating of at least Baa3 by Moody’s, at least BBB- by Standard & Poor’s or, if not rated, otherwise satisfactory to each Note Rating Agency.
     Section 8.04 Co-trustees and Separate Owner Trustees. Whenever the Owner Trustee or the Beneficiary shall deem it necessary or prudent in order either to conform to any law of any jurisdiction in which all or any part of the Trust Estate shall be situated or to make any claim or bring any suit with respect to the Trust Estate, or whenever the Owner Trustee or the Beneficiary shall be advised by counsel satisfactory to them that such action is necessary or prudent, the Owner Trustee and the Beneficiary shall execute and deliver an agreement supplemental hereto and all other instruments and agreements, and shall take all other actions, necessary or proper to appoint one or more Persons either as co-trustee or co-trustees jointly with the Owner Trustee of all or any part of the Trust Estate, or as a separate trustee or separate trustees of all or any part of the Trust Estate, and to vest in such Persons, in such capacity, such title to the Trust Estate or any part thereof, and such rights or duties, as may be necessary or desirable, all for such period and under such terms and conditions as are satisfactory to the Owner Trustee and the Beneficiary. In case a Disqualification Event shall occur with respect to any such co-trustee or separate trustee, the title to the Trust Estate and all rights and duties of such co-trustee or separate trustee shall, so far as permitted by law, vest in and be exercised by the Owner Trustee, without the appointment of a successor to such co-trustee or separate trustee.
ARTICLE IX.
AMENDMENTS
     Section 9.01 Amendments.
     (a) This Agreement may be amended from time to time, by a written instrument executed by the Owner Trustee, at the written direction of the Beneficiary, and the Beneficiary, without the consent or the entitlement to vote of the Indenture Trustee or any Noteholders, so long as the Beneficiary has received written confirmation from Moody’s, Standard & Poor’s, Fitch and any other rating agency that rates at least 25% of the Outstanding Dollar Principal Amount of the Notes that such amendment will not cause a Ratings Effect; provided, however, that such amendment will not significantly change the permitted activities of the Note Issuance Trust as set forth in Section 2.03. The Owner Trustee shall not be responsible for determining whether any such amendment to this Agreement will significantly change the permitted activities of the Note Issuance Trust as set forth in Section 2.03.
     (b) This Agreement may also be amended from time to time, by a written instrument executed by the Owner Trustee, at the written direction of the Beneficiary, and the Beneficiary, so long as the Beneficiary has received written confirmation from each Note Rating Agency that such amendment will not cause a Ratings Effect, in the case of a significant change to the permitted activities of the Note Issuance Trust as set forth in Section 2.03(a), with the consent of holders of a majority of the Outstanding Dollar Principal Amount of each Series, Class or Tranche of Notes affected by such change, voting as a single class (such majority to be calculated without taking into account the Outstanding Dollar Principal Amount represented by any Note beneficially owned by any Beneficiary or any Affiliate or agent of any Beneficiary); provided, however, that, without the consent of the holders of all of the Notes then outstanding, no such amendment shall reduce the aforesaid percentage of the Outstanding Dollar Principal Amount of the Notes, the holders of which are required to consent to any such amendment.
     (c) Promptly after the execution of any such amendment or consent, the Beneficiary, on behalf of the Note Issuance Trust, shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee and each Note Rating Agency.
     (d) It shall not be necessary for the consent of the Noteholders pursuant to this Section 9.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.
     (e) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.
     (f) The Owner Trustee shall be entitled to receive, and shall be fully protected in relying upon, an officer’s certificate of the Beneficiary to the effect that the conditions to such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s own rights, duties or immunities under this Agreement or otherwise.
ARTICLE X.
BENEFICIAL INTERESTS AND CERTIFICATES
     Section 10.01 Issuance of Trust Certificates.
     (a) Promptly following the execution and delivery of this Agreement, the Owner Trustee on behalf of the Note Issuance Trust will issue and deliver to the Beneficiary a certificate of beneficial ownership of the Trust Estate substantially in the form of Exhibit A hereto (the “Trust Certificate”) evidencing the Beneficiary’s Beneficial Interest in the Note Issuance Trust. The Beneficiary, in its capacity as the holder of the Trust Certificate, (i) shall be the sole beneficial owner of the Note Issuance Trust and (ii) shall be bound by the provisions of this Agreement.
     (b) The Beneficiary will be entitled to all rights provided to it under this Agreement and in the Trust Certificate and will be subject to the terms and conditions contained in this Agreement and in the Trust Certificate.
     (c) The Owner Trustee will maintain at its office referred to in Section 2.08, or at the office of any agent appointed by it and approved in writing by the Beneficiary, a register for the registration of the Trust Certificate. Such register will show the name and address of the holder of the Trust Certificate, and the Owner Trustee will treat such register as definitive and binding for all purposes hereunder.
     (d) When the Trust Certificate is duly executed and issued by the Note Issuance Trust and duly authenticated by the Owner Trustee in accordance with this Agreement, the Trust

Certificate will be fully paid, validly issued, non-assessable and entitled to the benefits of this Agreement.
     Section 10.02 Beneficial Interest; Prohibitions on Transfer.
     (a) The Beneficial Interest will initially be beneficially owned by Discover Bank. Transfers of all or a portion of the Beneficial Interest and the Trust Certificate may be made between Discover Bank and any other Person who is an Affiliate of Discover Bank (a “Permitted Affiliate Transferee”) upon delivery to the Master Trust Trustee and the Owner Trustee of a Master Trust Tax Opinion and an Issuer Tax Opinion with respect to such transfer. The Beneficiary may not sell, participate, transfer, assign, exchange or otherwise pledge or convey all or any part of its right, title and interest in and to the Trust Certificate or its Beneficial Interest to any other Person, except to any Permitted Affiliate Transferee. Any purported transfer by the Beneficiary of all or any part of its right, title and interest in and to the Trust Certificate to any Person will be effective only upon the issuance of a Master Trust Tax Opinion and an Issuer Tax Opinion to the Master Trust Trustee and the Owner Trustee, which will not be an expense of the Owner Trustee or the Trustee Bank. Any purported transfer by the Beneficiary of all or any part of its right, title and interest in and to the Trust Certificate which is not in compliance with the terms of this Section 10.02 will be null and void.
     (b) The Trust Certificate will bear a legend setting forth the restriction on the transferability of the Beneficial Interest substantially as follows:
“THIS CERTIFICATE MAY NOT BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE TRUST AGREEMENT REFERRED TO BELOW. IN ADDITION, THE BENEFICIAL INTEREST IN THE TRUST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER HEREOF UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED AND APPLICABLE STATE SECURITIES LAWS.”
     (c) The Owner Trustee shall not be required to ascertain whether any purported transfer of the Beneficial Interest and the Trust Certificate complies with the Securities Act.
     Section 10.03 Lost or Destroyed Trust Certificate. If the Trust Certificate shall become mutilated, destroyed, lost or stolen, the Owner Trustee on behalf of the Note Issuance Trust will, upon the written request of the Beneficiary, and compliance with all applicable terms of this paragraph, execute and deliver to such holder in replacement thereof a new Trust Certificate dated the same date as on the Trust Certificate so mutilated, destroyed, lost or stolen. If the Trust Certificate being replaced has been mutilated, destroyed, lost or stolen, the Beneficiary will furnish to the Owner Trustee such security or indemnity as may be reasonably required by the

Owner Trustee to save the Owner Trustee harmless from any damage, loss or liability in connection with such Trust Certificate, and the Owner Trustee may require from the Beneficiary payment of a sum to reimburse the Owner Trustee for, or to provide funds for, the payment of any costs, fees and expenses and any tax or other governmental charge in connection therewith and any charges paid or payable by the Owner Trustee.
ARTICLE XI.
COMPENSATION OF TRUSTEE BANK AND INDEMNIFICATION
     Section 11.01 Trustee Bank Fees and Expenses. The Beneficiary will pay to the Trustee Bank all fees and other charges described in a separate fee agreement dated as of the date hereof between the Beneficiary and the Trustee Bank promptly when due thereunder and reimburse the Trustee Bank for all other reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) incurred by it in connection with its acting as Owner Trustee of the Note Issuance Trust. Except to the extent specifically provided in Section 703 of the Indenture, payment of such fees and expenses will not be a recourse obligation of the Note Issuance Trust and will not be payable out of the Trust Estate.
     Section 11.02 Indemnification. To the fullest extent permitted by law, the Beneficiary hereby agrees, whether or not any of the transactions contemplated by this Agreement will be consummated, to assume liability for, and hereby indemnifies, protects, saves and keeps harmless the Trustee Bank and its officers, directors, successors, assigns, legal representatives, agents and servants (each an “Indemnified Person”), from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, investigations, proceedings, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted at any time against an Indemnified Person (whether or not also indemnified against by any other Person) in any way relating to or arising out of this Agreement or any other related documents or the enforcement of any of the terms of any thereof, the administration of the Trust Estate or the action or inaction of the Owner Trustee, or the Trustee Bank under this Agreement, except, in any such case, to the extent that any such liabilities, obligations, losses, damages, penalties, claims, actions, investigations, proceedings, costs, expenses and disbursements are the result of any of the matters described in the third sentence of Section 6.01; provided, however, that the Beneficiary shall not be liable for or required to indemnify an Indemnified Person from and against expenses arising or resulting from (i) the Indemnified Person’s own willful misconduct, bad faith or gross negligence, or (ii) the inaccuracy of any representation or warranty contained in Section 6.07 made by the Indemnified Person.
     In case any such action, investigation or proceeding will be brought involving an Indemnified Person, the Beneficiary will assume the defense thereof, including the employment of counsel and the payment of all expenses. The Trustee Bank will have the right to employ separate counsel in any such action, investigation or proceeding and to participate in the defense thereof and the reasonable counsel fees and expenses of such counsel will be paid by the Beneficiary. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section 11.02, the Trustee Bank’s choice of legal counsel shall be subject to the approval of the Beneficiary, which approval shall not be unreasonably withheld.

     Except to the extent specifically provided in Section 703 of the Indenture, the payment of such indemnified amounts will not be a recourse obligation of the Note Issuance Trust and will not be payable out of the Trust Estate.
     The indemnification set forth herein will survive the termination of this Agreement and the resignation or removal of the Trustee Bank.
ARTICLE XII.
MISCELLANEOUS
     Section 12.01 Conveyance by the Owner Trustee is Binding. Any sale or other conveyance of any part of the Trust Estate by the Owner Trustee on behalf of the Note Issuance Trust made pursuant to the terms of this Agreement will bind the Beneficiary and will be effective to transfer or convey all beneficial interest of the Owner Trustee and the Beneficiary in and to such part of the Trust Estate, as the case may be. No purchaser or other grantee will be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee or the officers.
     Section 12.02 Instructions; Notices. All instructions, notices, requests or other communications (“Deliveries”) desired or required to be given under this Agreement will be in writing and will be sent by (a) certified or registered mail, return receipt requested, postage prepaid, (b) national prepaid overnight delivery service, (c) telecopy or other facsimile transmission, (d) electronic mail or (e) personal delivery, with receipt acknowledged in writing, to the following addresses:
(i)	if to Discover Bank:

Discover Bank 12 Read’s Way New Castle, Delaware 19720 Attention: Secretary Facsimile: (302) 323-7393 E-mail: discoversecuritzation@discoverfinancial.com

(ii)	if to the Owner Trustee:

Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, Delaware 19890 Attention: Corporate Trust Administration Fax: (302) 636-4140 E-mail: jluce@wilmingtontrust.com

     All Deliveries will be deemed given when actually received or refused by the party to whom the same is directed (except to the extent sent by certified or registered mail, return receipt requested, postage prepaid, in which event such Deliveries will be deemed given three days after the date of mailing and except to the extent sent by telecopy or other facsimile transmission, in which event such Deliveries will be deemed given when answer back is received). Either party may designate a change of address or supplemental address by notice to the other party, given at least fifteen (15) days (or such shorter period of time as such other party shall agree to) before such change of address is to become effective.
     Section 12.03 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable any provision hereof in any other jurisdiction.
     Section 12.04 Limitation of Liability.
     (a) To the fullest extent permitted by applicable law, neither the Beneficiary nor any officer, director, employee, agent, partner, shareholder, trustee or principal of the Beneficiary, the Note Issuance Trust or any Person owning, directly or indirectly, any legal or beneficial interest in the Beneficiary, will have any liability or obligation with respect to the Note Issuance Trust or the performance of this Agreement or any other agreement, document or instrument executed by the Note Issuance Trust, and the creditors of the Note Issuance Trust and all other Persons will look solely to the Trust Estate for the satisfaction of any claims with respect thereto. The foregoing limitation of liability is subject to Section 12.06 and is in addition to, and not exclusive of, any limitation of liability applicable to the Persons referred to above by operation of law. The provisions of this Section 12.04 shall survive the termination of this Agreement and the resignation or removal of the Trustee Bank.
     (b) All agreements entered into by the Note Issuance Trust under which the Note Issuance Trust would have any material liability will contain an exculpatory provision substantially to the following effect (provided, however, that the failure of any agreement to contain such an exculpatory provision shall not be deemed nor construed as evidence that a contrary result is intended):
Neither any trustee nor any beneficiary of Discover Card Execution Note Trust nor any of their respective officers, directors, employers or agents will have any liability with respect to this agreement, and recourse may be had solely to the assets of Discover Card Execution Note Trust with respect thereto.
     Section 12.05 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute but one and the same instrument.
     Section 12.06 Successors and Assigns. All covenants and agreements contained herein will be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns and the Beneficiary and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Beneficiary will bind the successors and assigns of the Beneficiary.
     Section 12.07 Headings. The headings of the various Sections herein are for convenience of reference only and will not limit any of the terms or provisions herein.
     Section 12.08 Governing Law. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.
     Section 12.09 Nonpetition Covenants. To the fullest extent permitted by applicable law, notwithstanding any prior termination of the Note Issuance Trust or this Agreement, the Owner Trustee and the Beneficiary, by its acceptance of the Beneficial Interest, shall not at any time with respect to the Note Issuance Trust or any applicable Master Trust acquiesce, petition or otherwise invoke or cause the Note Issuance Trust or any applicable Master Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Note Issuance Trust or any applicable Master Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Note Issuance Trust or any applicable Master Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Note Issuance Trust or any applicable Master Trust; provided, that this Section 12.09 shall not operate to preclude any remedy described in Article VII of the Indenture. The provisions of this Section 12.09 shall survive the termination of this Agreement and the resignation or removal of the Trustee Bank.
     Section 12.10 No Recourse. The holder of the Trust Certificate by accepting the Trust Certificate acknowledges that the Trust Certificate does not represent an interest in or obligation of the Beneficiary, the Owner Trustee (in its individual capacity), the Indenture Trustee or any Affiliate thereof, and no recourse may be had against such parties or their assets, or against the assets pledged under the Indenture. The provisions of this Section 12.10 shall survive the termination of this Agreement and the resignation or removal of the Trustee Bank.
     Section 12.11 Acceptance of Terms of Agreement. THE RECEIPT AND ACCEPTANCE OF THE TRUST CERTIFICATE BY THE BENEFICIARY, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE BENEFICIARY OF ALL THE TERMS AND PROVISIONS OF THIS AGREEMENT, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST THAT THE TERMS AND PROVISIONS OF THIS AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND THE BENEFICIARY.

ARTICLE XIII.
COMPLIANCE WITH REGULATION AB
     Section 13.01 Intent of the Parties; Reasonableness. Discover Bank as the Beneficiary and the Trustee Bank acknowledge and agree that the purpose of this Article XIII is to facilitate compliance by Discover Bank with the provisions of Regulation AB and related rules and regulations of the Commission. Discover Bank shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than Discover Bank’s compliance with the Securities Act, the Securities Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Trustee Bank agrees to cooperate in good faith with any reasonable request by Discover Bank for information regarding the Trustee Bank which is required in order to enable Discover Bank to comply with the provisions of Regulation AB as it relates to the Trustee Bank or to the Trustee Bank’s obligations under this Agreement. Terms used in this Article XIII that are defined in Regulation AB but are not defined in Section 1.01 of this Agreement shall have the meanings ascribed to them in Regulation AB.
     Section 13.02 Additional Representations and Warranties of the Trustee Bank. The Trustee Bank shall be deemed to represent to Discover Bank, as of the date on which information is provided under Section 1503 of the Indenture that, except as disclosed in writing to Discover Bank prior to such date to the best of its knowledge: (i) neither the execution, delivery and performance by the Trustee Bank of this Agreement or any of the Transaction Documents, the performance by the Trustee Bank of its obligations under this Agreement or any of the Transaction Documents nor the consummation of any of the transactions by the Trustee Bank contemplated thereby, is in violation of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which the Trustee Bank is a party or by which it is bound, which violation would have a material adverse effect on the Trustee Bank’s ability to perform its obligations under this Agreement or any of the Transaction Documents, or of any judgment or order applicable to the Trustee Bank; and (ii) there are no proceedings pending or threatened against the Trustee Bank in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on the right, power and authority of the Trustee Bank to enter into this Agreement or any of the Transaction Documents or to perform its obligations under this Agreement or any of the Transaction Documents.
     Section 13.03 Information to Be Provided by the Owner Trustee.
     (a) The Trustee Bank shall (i) on or before the fifth Business Day of each month, provide to Discover Bank, in writing, such information regarding the Trustee Bank as is requested for the purpose of compliance with Item 1117 of Regulation AB, including but not limited to a letter addressed to Discover Bank in substantially the form (with appropriate insertions) of Exhibit C hereto, and (ii) as promptly as practicable following notice to or discovery by the Trustee Bank of any changes to such information, provide to Discover Bank, in writing, such updated information.

     (b) The Trustee Bank shall (i) in connection with any Securitization Transaction which requires a prospectus, prospectus supplement, offering memorandum or related documents, provide to Discover Bank such information regarding the Trustee Bank as is requested and within the timeframe as is reasonably requested for purposes of compliance with Items 1109(a), 1109(b), 1117 and 1119 of Regulation AB, and (ii) as promptly as practicable following notice to or discovery by the Trustee Bank of any material changes to such previously provided information or to the business operations of the Trustee Bank, provide to Discover Bank, in writing (with a copy to Moody’s in the case of clause (C) below), such updated information, and such other information as may be reasonably requested for purposes of satisfying Exchange Act reporting obligations of the Note Issuance Trust. Such information shall include, at a minimum:
          (A) the Trustee Bank’s name and form of organization;
          (B) a description of the extent to which the Trustee Bank has had prior experience serving as a trustee for asset-backed securities transactions involving credit card receivables;
          (C) a description of any affiliation between the Trustee Bank and any of the following parties to a Securitization Transaction, as such parties are identified by name to the Trustee Bank by Discover Bank in writing at least three Business Days in advance of such Securitization Transaction:
(1)	the sponsor;

(2)	any depositor;

(3)	the issuing entity;

(4)	any servicer;

(5)	any trustee;

(6)	any originator;

(7)	any significant obligor;

(8)	any enhancement or support provider; and

(9)	any other material transaction party.
In connection with the above-listed parties, a description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding between the Trustee Bank and any of the above specified parties that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from such Securitization Transaction, the Agreement and any of the Transaction Documents that currently exists or that existed during the past two years, and that is material to an investor’s understanding of the asset-backed securities.

     With respect to the information required to be provided under this Section 13.03, the Trustee Bank shall not be required to provide such information in the event that there has been no change to the information previously provided by the Trustee Bank to Discover Bank but shall at Discover Bank’s request confirm that there has been no change. In connection with each Report on Form 10-K with respect to the Notes and each Report on Form 10-D with respect to the Notes filed by or on behalf of Discover Bank, the Trustee Bank shall be deemed to represent and warrant, as of February 13th of each year for the Report on Form 10-K and as of the related Payment Date for each Report on Form 10-D, that any information previously provided by the Trustee Bank under this Article XIII is materially correct and does not have any material omissions unless the Trustee Bank has provided an update to such information.
[Signature Page to Follow]

     IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the day and year first above written.

DISCOVER BANK
By:
Name:
Title:

WILMINGTON TRUST COMPANY
By:
Name:
Title:

[Signature Page to the Trust Agreement for Discover Card Execution Note Trust]

EXHIBIT A
[FORM OF] TRUST CERTIFICATE
THIS CERTIFICATE MAY NOT BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE TRUST AGREEMENT REFERRED TO BELOW. IN ADDITION, THE BENEFICIAL INTEREST IN THE TRUST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER HEREOF UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED AND APPLICABLE STATE SECURITIES LAWS.
DISCOVER CARD EXECUTION NOTE TRUST
TRUST CERTIFICATE
(This Certificate does not represent an interest in or obligation of Discover Bank or any of its affiliates, except to the extent described below.)
     THIS CERTIFIES THAT Discover Bank is the registered beneficial owner of one hundred percent (100%) of the beneficial interest in Discover Card Execution Note Trust (the “Note Issuance Trust”), a Delaware statutory trust created by Discover Bank, a Delaware banking corporation (“Discover Bank”).
     The Note Issuance Trust was created and exists pursuant to (i) the filing of the Certificate of Trust with the Secretary of State of the State of Delaware and (ii) the Trust Agreement for the Discover Card Execution Note Trust, dated as of ___ ___, 2007 (the “Trust Agreement”), between Discover Bank, as Beneficiary, and Wilmington Trust Company, as owner trustee (the “Owner Trustee”). To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement as specified in Section 1.01.
     This Certificate is the duly authorized Certificate evidencing a beneficial interest in the Note Issuance Trust (herein called the “Certificate”). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Beneficiary by virtue of the acceptance hereof assents and by which the Beneficiary is bound.
     Notwithstanding any prior termination of the Trust Agreement, the Beneficiary, by its acceptance of this Certificate, covenants and agrees that, to the fullest extent permitted by applicable law, it shall not at any time with respect to the Note Issuance Trust or any applicable Master Trust, acquiesce, petition or otherwise invoke or cause the Note Issuance Trust or any applicable Master Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Note Issuance Trust or any applicable Master Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Note Issuance Trust or any applicable Master Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Note Issuance Trust or any applicable Master Trust.
     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or any Transaction Document or be valid for any purpose.
     THIS CERTIFICATE AND THE TRUST AGREEMENT WILL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY CONFLICT-OF-LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE BENEFICIARY SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Note Issuance Trust and not in its individual capacity pursuant to the Trust Agreement, has caused this Certificate to be issued by the Note Issuance Trust as of the date hereof.

DISCOVER CARD EXECUTION NOTE TRUST

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:

Name:
Title:
Date: _________ __, 200_

CERTIFICATE OF AUTHENTICATION
This is the Certificate referred to in the within-mentioned Trust Agreement.

Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee		or	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:			By:

	Authorized Signatory			Authenticating Agent

By:

Authorized Signatory

ANNEX I to EXHIBIT A
Registered Owner and address:
Discover Bank
12 Read’s Way
New Castle, Delaware 19720
Tax Identification Number: 51-0020270

A-I-1

EXHIBIT B
CERTIFICATE OF TRUST OF
DISCOVER CARD EXECUTION NOTE TRUST
     THIS Certificate of Trust of Discover Card Execution Note Trust (the “Note Issuance Trust”) has been duly executed and is being filed by Wilmington Trust Company, as owner trustee, to create a statutory trust under the Delaware Statutory Trust Act (12 Del. C., § 3801 et seq.).
     1. Name. The name of the statutory trust created hereby is Discover Card Execution Note Trust.
     2. Delaware Trustee. The name and business address of the owner trustee of the Note Issuance Trust in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attn: Corporate Trust Administration.
     3. Effective Date. This Certificate of Trust shall be effective on ___, 2007.
     IN WITNESS WHEREOF, the undersigned, has executed this Certificate of Trust in accordance with Section 3811(a) of the Delaware Statutory Trust Act.

Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee
By:
Name:
Title:

B-1

EXHIBIT C
FORM OF TRUSTEE BANK’S LITIGATION CERTIFICATE
DISCOVER CARD EXECUTION NOTE TRUST
     The undersigned, a [                                        ] of Wilmington Trust Company (the “Trustee Bank”), a banking corporation organized under the laws of the Delaware, DOES HEREBY CERTIFY as follows:
     To my knowledge, during the calendar month preceding the calendar month of the date hereof[, except as set forth on Exhibit A hereto,] no legal proceeding (including proceedings of governmental authorities) against the Trustee Bank or against the property of the Trustee Bank that is material to security holders of any series of Notes issued by Discover Card Execution Note Trust, was initiated, terminated or experienced any developments that are material to such security holders.
     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this [___] day of [___], [___].

By:
Name:
Title:

C-1